Exhibit 23.2







               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Media General, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Media General, Inc. Deferred Compensation Plan of our reports dated January 26, 1998, with respect to the consolidated financial statements of Media General, Inc., incorporated by reference in its Annual
Report (Form 10-K) for the year ended December 28, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





                                             /s/ Ernst & Young LLP




Richmond, Virginia
December 21, 1998